Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement 333-291655 on Form S-8 of Gloo Holdings, Inc. of our report dated July 23, 2025 relating to the financial statements of Midwestern Interactive, LLC, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Los Angeles, California

April 15, 2026